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Exhibit 23.01


                             RWD TECHNOLOGIES, INC.
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Form S-8 Registration Statements File Nos. 333-36157, 333-50199, 333-60593, and 333-
89093.


/s/ Arthur Andersen
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Baltimore, Maryland
March 24, 2000